Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form F-1 of Globavend Holdings Limited and Subsidiaries (the “Company”) of our report dated January 30, 2024, relating to our audits of the consolidated financial statements of the Company as of and for the years ended September 30, 2023 and 2022.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

June 28, 2024